Explanatory Note

6d bytes, inc. dba Blendid has prepared this Form 1-A/A solely for the purpose of filing Exhibits 2.1, 4, 12 and 13.

PART III

INDEX TO EXHIBITS

1	Posting Agreement*

2.1	Amended and Restated Certificate of Incorporation

2.2	Bylaws*

2.3	Amendment to Bylaws*

3.1	Amended and Restated Investor Rights Agreement*

3.2	Right of First Refusal and Co-Sale*

4	Form of subscription agreement

5.1	Amended and Restated Voting Agreement*

5.2	Form of Subscription Agreement with Proxy (April 2021 Regulation CF Offering)*

5.3	Form of Subscription Agreement with Proxy (September 2021 Regulation CF Offering)*

6.1	Employment Agreement of Vipin Jain*

6.2	Employment Agreement of Venkateswaran Ayalur*

6.3	Employment Agreement of Vijay Dodd*

6.4	Amended 2015 Equity Incentive Plan*

6.5	Promissory Note (Vipin Jain 1st advance May 31, 2016)*

6.6	Promissory Note (Vipin Jain 2nd advance June 3, 2016)*

6.7	Promissory Note (Venkateswaran Ayalur 1st advance May 31, 2016)*

6.8	Promissory Note (Venkateswaran Ayalur 2nd advance June 3, 2016)*

6.9	Promissory Note (Vijay Dodd 1st advance May 31, 2016)*

6.10	Promissory Note (Vijay Dodd 2nd advance June 3, 2016)*

6.11	Amended and Restated Master Equipment Provider Agreement *#

6.12	Loan and Security Agreement *#

6.13	BGV III, L.P. Series Seed Warrant*

6.14	BGV III, L.P. Series A Warrant *#

11	Auditor Consent*

12	Validity Opinion of CrowdCheck Law LLP

13	“Testing the Waters” Materials

+ To be filed

* Previously filed

# Portions of this exhibit have been omitted pursuant to the instructions to Item 17 of Form 1-A

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on June 8, 2022.

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By:	/s/ Vipin Jain
Vipin Jain
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Vipin Jain	Chief Executive Officer and Director	June 8, 2022
Vipin Jain	(Principal Executive Officer)

/s/ Venkateswaran Ayalur	Chief Technology Officer and Director	June 8, 2022
Venkateswaran Ayalur

/s/ Eric Benhamou	Director	June 8, 2022
Eric Benhamou

/s/ Veronica Wu	Director	June 8, 2022
Veronica Wu

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